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                                                                    EXHIBIT 99.6

                          VELOCITY EXPRESS CORPORATION

                          NOMINEE HOLDER CERTIFICATION

        The undersigned, a bank, broker, trustee, depositary or other nominee of subscription rights (the "Rights") to subscribe for and purchase shares of Velocity Express Corporation's Series I Convertible Preferred Stock, par value $0.004 per share ("Series I Preferred") pursuant to the rights offering (the "Rights Offering") described in Velocity Express Corporation's prospectus dated, ____________, 2003, (the "Prospectus"), hereby certifies to Velocity Express Corporation and to American Stock Transfer & Trust Company, as Subscription Agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) of beneficial owners of Rights who have subscribed for the purchase of additional shares of Series I Preferred pursuant to the Over-Subscription Right (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Right (without identifying any such beneficial owner), and (2) each such beneficial owner's Basic Subscription Right has been exercised in full:

            Number Of            Rights Exercised        Number Of Shares Subscribed
          Shares Owned          Pursuant To Basic           For Pursuant To Over-
       On The Record Date       Subscription Right            Subscription Right
   ------------------------  -----------------------  ------------------------------
1.
   ------------------------  -----------------------  ------------------------------
2.
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3.
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4.
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5.
   ------------------------  -----------------------  ------------------------------
6.
   ------------------------  -----------------------  ------------------------------
7.
   ------------------------  -----------------------  ------------------------------
8.
   ------------------------  -----------------------  ------------------------------
9.
   ------------------------  -----------------------  ------------------------------

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Provide the following information if applicable:


_____________________________________
Depository Trust Company ("DTC")
Participant Number

By:
   -------------------------------
Name:
Title:

_____________________________________
DTC Basic Subscription Confirmation
Number(s)